EXHIBIT 10.1

OMNIBUS AMENDMENT

This Omnibus Amendment (the “Amendment”) dated January 20, 2009, by and between STEN Corporation, a Minnesota corporation (“STEN”), STEN Credit Corporation, a Utah corporation (“STEN Credit”), STENCOR, Inc., a Minnesota corporation (“STENCOR”), STEN Financial Corporation, a Utah corporation (“STEN Financial”), EasyDrive Cars and Credit Corp., an Arizona corporation (“EasyDrive”), BTAC Properties, Inc., a Minnesota corporation (“BTAC”), Alliance Advance, Inc., an Arizona corporation (“Alliance”), STEN Acquisition Corporation, a Minnesota corporation (“STEN Acquisition”), and Burger Time Acquisition Corporation, a Minnesota corporation (“BT Acquisition” and together with STEN, STEN Credit, STENCORP, EasyDrive, BTAC, Alliance, STEN Acquisition, each a “Company” and collectively, the “Companies”) and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent (the “Agent”) for VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens”) and the lenders from time to time party to the Security Agreement (as defined herein) (the “Lenders” together with the Valens and the Agent, collectively, the “Creditor Parties” and each, a “Creditor Party”), amends that certain Security Agreement, dated as of November 23, 2007, between the Company and the Creditor Parties (as amended, modified or supplemented from time to time, the “Security Agreement” and, together with the other Ancillary Agreements referred to in the Security Agreement, the “Documents”).  Reference is also made to (a) that certain Chattel Paper Assignment dated as of November 23, 2007 made by STEN Financial in favor of the Agent (as amended, modified or supplemented from time to time, the “Chattel Paper Assignment”), and (b) that certain Pledge Agreement dated as of November 23, 2007 made by STEN and STEN Financial in favor of the Agent (the “Pledge Agreement” and together with the Security Agreement and the Chattel Paper Assignment, the “Existing Security Agreements”).  Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

PREAMBLE

WHEREAS, the Creditor Parties and the Companies desire to amend the transactions contemplated by the Security Agreement.

 NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

The Creditor Parties and the Companies agree that Annex A to the Security Agreement is hereby amended by deleting the definition of “Sublimit” appearing therein and inserting the following new definition in lieu thereof:

“Sublimit” means (i) for the period commencing on October 31, 2008 through and including March 31, 2009, $1,500,000, and (ii) for the period commencing on April 1, 2009 and continuing thereafter through the remainder of the Term, $1,000,000.

2.

(a)

Creditor Parties hereby agree to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make Revolving Loans to the Companies in excess of the Formula Amount in effect on the date hereof (the “Overadvance”).  Subject to satisfaction of the Overadvance Conditions, the aggregate principal amount of the Overadvance as of the date hereof shall be $500,000 (the “Initial Overadvance Amount”).  The Overadvance shall at no time exceed the lesser of (x) Initial Overadvance Amount and (y) the remainder of the Capital Availability Amount less the Formula Amount as of the date of determination (the “Maximum Overadvance Amount”).

(b)

In connection with making the Overadvance, from the date hereof through and including March 31, 2009 (the “Period”), the Creditor Parties hereby waive compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances.  The Creditor Parties further agree that solely for such Period (but not thereafter), (i) the incurrence and existence of the Overadvance shall not trigger an Event of Default under Section 20(a) of the Security Agreement and (ii) during the Period, the rate of interest applicable to such Overadvances shall be as set forth in Section 5(b)(ii) of the Security Agreement (collectively, the “Overadvance Rate”).  Interest arising from the Overadvance Rate shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on [February 1, 2009] and on the first business day of each consecutive calendar month thereafter through and including the expiration of the Period, whether by acceleration or otherwise.  All other terms and provisions of the Documents referred to therein shall remain in full force and effect.  For the avoidance of doubt, all proceeds applied by the Company in repayment of its obligations to the Creditor Parties hereunder and under the Documents shall be first applied as a repayment of the Overadvance unless otherwise agreed by the Creditor Parties.  Once repaid, the Overadvance may be reborrowed during the Period provided that the maximum amount of the Overadvance outstanding shall not at any time exceed the Maximum Overadvance Amount.

(c)

The Companies hereby acknowledges and agrees that the Lenders’ obligation to fund the Initial Overadvance Amount on the date hereof and each permitted reborrowing thereof after the date hereof up to the Maximum Overadvance Amount shall, at the time of such making of such Overadvance or reborrowing, and immediately after giving effect thereto, be subject to the satisfaction of the following conditions (the “Overadvance Conditions”): (i) no Event of Default shall exist and be continuing as of such date after giving effect to such borrowing; (ii) all representations, warranties and covenants made by each Company in connection with the Documents shall be true, correct and complete as of such date; and (iii) each Company shall have taken all action necessary to grant Agent “control” over all of the Companies’ Deposit Accounts (the “Control Accounts”), with any agreements establishing “control” to be in form and substance satisfactory to Agent.

(d)

The Companies hereby acknowledge that all amounts outstanding under the Overadvance (together with accrued interest and fees which remain unpaid in respect thereof) on the date of expiration of the Period shall be repaid in full by the Companies on such date of expiration.  The failure to make any required repayment of an Overadvance shall give rise to an immediate Event of Default.

3.

To induce Creditor Parties to provide additional financial accommodations to the Company evidenced by this Amendment, and the documents, instruments and agreements entered into in connection therewith, collectively, the “Amendment Documents”) each of the undersigned (other than the Creditor Parties), hereby jointly and severally:

(a)

acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of this Amendment and all of the instruments, documents and agreements contemplated hereby, including without limitation, the Amendment Documents;

(b)

acknowledges, ratifies and confirms that the defined term “Obligations” under the Existing Security Agreements, include, without limitation, all obligations and liabilities of the Company and the Subsidiaries under the Amendment Documents;

(c)

acknowledges, ratifies and confirms that the defined term “Documents” under, and as defined in, each of the Existing Security Agreements, include, without limitation, all obligations and liabilities of the Company and the Subsidiaries under the Amendment Documents;

(d)

acknowledges and confirms that (i) the occurrence of a breach and/or an Event of Default under any of the Amendment Documents shall constitute a breach and/or an Event of Default under each of the Existing Security Agreements and (ii) the occurrence of a breach and/or an Event of Default under any of the Existing Security Agreements shall constitute a breach and/or an Event of Default under the Amendment Documents;

(e)

represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to the undersigned’s obligations under the Existing Security Agreements to which they are a party;

(f)

acknowledges, ratifies and confirms the grant by the Company and the Subsidiaries to the Creditor Parties of a security interest in the assets of (including the equity interest owned by) each of the Company and the Subsidiaries, as more specifically set forth in the Existing Security Agreements;

(g)

represents and warrants that (i) all of the representations made by or on behalf of the undersigned in the Documents to which it is a party are true and correct in all material respects on and as of the date hereof; (ii) no Event of Default exists on the date hereof; (iii) on the date hereof, all of the Company’s covenant requirements have been met; (iv) each of the undersigned has the corporate power and authority to execute and deliver the Amendment Documents to which it is a party; (v) all corporate action on the part of each of the undersigned (including their respective officers and directors) necessary for the authorization of the Amendment Documents, the performance of all obligations of the undersigned hereunder and thereunder; and (vi) the Amendment Documents, when executed and delivered and, to the extent it is a party thereto, will be valid and binding obligations of the undersigned; and

(h)

releases, remises, acquits and forever discharges each Creditor Party and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Existing Security Agreements, the Amendment Documents and any other document, instrument or agreement made by the undersigned in favor of the Creditor Parties.

4.

The amendments set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) once each Company, the Agent and Valens shall have duly executed and the Companies shall have delivered to Agent its respective counterpart to this Amendment.

5.

Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Documents, and all of the other forms, terms and provisions of the Documents remain in full force and effect.

6.

From and after the Amendment Effective Date, all references in the Documents shall be deemed to be references to the Documents, as the case may be, as modified hereby.

7.

STEN understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. If, in the STEN’s determination, this Amendment or the terms and provisions of this Amendment, (collectively, the “Information”) are considered material, STEN agrees to file an 8-K within 4 business days following the date hereof and in the form otherwise prescribed by the SEC.   In the event the Information is deemed not to be material and therefore is not disclosed on Form 8-K, STEN hereby agrees that neither the Agent nor any other Creditor Parties shall be in violation of any duty to any Company or its shareholders, nor shall the Agent or any other Creditor Party be deemed to be misappropriating any information of any Company, if any Creditor Party sells shares of common stock of STEN, or otherwise engages in transactions with respect to securities of STEN, while in possession of the Information.

8.

This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

PURCHASER:	COMPANY:

VALENS U.S. SPV I, LLC By: Valens Capital Management, LLC its investment manager	STEN CORPORTION
By: /s/ Patrick Regan Name: Patrick Regan Title: Authorized Signatory	By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer

AGENT:
LV ADMINISTRATIVE SERVICES, INC. By: /s/ Patrick Regan Name: Patrick Regan Title: Authorized Signatory	STEN CREDIT CORPORTION By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
STENCOR INC. By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
EASY DRIVE CARS AND CREDIT CORPORATION By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
BTAC PROPERTIES, INC. By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
STEN FINANCIAL CORPORATION By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
ALLIANCE ADVANCE, INC. By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer